CLYDE BAILEY, P.C.
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                                    Certified Public Accountant
                                       10924 Vance Jackson #404
                                       San Antonio, Texas 78230
                             (210) 699-1287(ofc.)(888) 699-1287
                                           (210) 691-2911 (fax)
Member:  American Institute of CPA's and Texas Society of CPA's





November 12, 2001


I consent to the use, of my report dated January 25, 2001, in the Form 10SB, on the financial statements of Synreal Services
Corp., dated December 31, 2000, included herein and to the reference made to me.



/s/ Clyde Bailey